Exhibit 99.1

Nuverra Environmental Solutions Provides Update on Sale of Thermo Fluids Inc. and

Interim Update on Key Initiatives

SCOTTSDALE, Ariz. (August 25, 2014) — Nuverra Environmental Solutions (NYSE: NES) (“Nuverra” or “the Company”) today provided an update on the status of its previously announced agreement to divest Thermo Fluids, Inc. (“TFI”), as well as an interim update on key initiatives.

TFI Sale Update

Nuverra has been informed by representatives of VeroLube USA, Inc. (“VeroLube”) and its financial advisor that VeroLube is proposing a reduction in the purchase price for TFI from the previously agreed total of $175 million to a revised total purchase price of $145 million. Nuverra was further informed that the proposed revised purchase price of $145 million would include a stock component that may be greater than the previously agreed upon $10 million. VeroLube has proposed a revised transaction closing date of September 30, 2014.

VeroLube and its financial advisor informed Nuverra that they have finalized the debt component of their financing strategy, and believe they could finalize the equity component in the next several weeks.

Nuverra is currently evaluating the revised VeroLube proposal. The exclusivity period with VeroLube, which prohibits Nuverra from negotiating with other interested parties, ends on August 29, 2014.

Interim Update

Nuverra also provided mid-quarter business commentary and an update on certain strategic initiatives. As previously disclosed, the Company undertook an initiative in the second quarter of 2014 to rationalize revenue, which resulted in some lost revenue in the second quarter with the anticipation that revenue growth would re-commence as the effect of price increases, stronger customer relationships in certain basins, and a revised business mix took effect.

Based on actual unaudited July results and preliminary unaudited interim results in August, the Company has seen an increase in activity in its core Shale Solutions Segment sequentially relative to the second quarter. Revenues in the Shale Solutions Segment in July increased in excess of 10% relative to average monthly revenue in the second quarter, with a more pronounced increase in the Bakken Shale area. The Company has also continued to see strong growth in disposal volumes, and a gradual improvement in rental activity following late second quarter weakness in the Bakken Shale area.

The Company has advanced contractual discussions on the pipeline project discussed in its second quarter earnings release, and remains on track to open its solid treatment facility in the Bakken Shale in the fourth quarter of 2014.

The Company’s TFI segment, which had been impacted this year by a fire which shut down the re-refinery that is one of TFI’s largest contracted offtake partners, has seen business improve, as the re-refinery re-opened in July and is currently forecasted to operate at full capacity in September. While seasonality can impact the business, Adjusted EBITDA for the segment in the month of July reached its best levels of the year, supported by strong collection volumes as well as improved margins due to the sale of more product to the newly re-opened re-refinery.

The mid-quarter information provided herein is based upon preliminary, unaudited financial results and is not indicative of future performance for the remainder of the fiscal quarter. The Company undertakes no obligation to publicly update or revise the mid-quarter information provided herein.

About Nuverra

Nuverra Environmental Solutions is among the largest companies in the United States dedicated to providing comprehensive and full-cycle environmental solutions to customers in energy and industrial end-markets. Nuverra focuses on the delivery, collection, treatment, recycling, and disposal of restricted solids, water, wastewater, used motor oil, spent antifreeze, waste fluids and hydrocarbons. The Company continues to expand its suite of environmentally compliant and sustainable solutions to customers who demand stricter environmental compliance and accountability from their service providers. Interested parties can access additional information about Nuverra on the Company’s web site at http://www.nuverra.com, and in documents filed with the United States Securities and Exchange Commission, on the SEC’s web site at http://www.sec.gov.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” “confident,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements in the press release include, without limitation, forecasts of growth, revenues, business activity, adjusted EBITDA, pipeline and solids treatment initiatives, disposal volumes, rental activity, collection volumes, margins, and landfill and treatment facility activities, as well as statements regarding possible divestitures, timing and terms of such divestitures, acquisitions, financings, business growth and expansion opportunities, availability of capital, ability to access capital markets, and other matters that involve known and unknown risks, uncertainties and other factors that may cause results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others: difficulties encountered in acquiring and integrating businesses; uncertainties in evaluating goodwill and long-lived assets for potential impairment; potential impact of litigation; risks of successfully consummating expected transactions within the timeframes or on the terms contemplated, including risks that such transactions may fail to close due to unsatisfied closing conditions; uncertainty relating to successful negotiation, execution and consummation of all necessary definitive agreements in connection with our strategic initiatives; whether certain markets grow as anticipated; pricing pressures; risks associated with our indebtedness; low oil and or natural gas prices; changes in customer drilling and completion activities and capital expenditure plans; shifts in production among shale areas in which we operate and/or into shale areas in which we currently do not have operations; control of costs and expenses; and the competitive and regulatory environment. Additional risks and uncertainties are set forth in the Company’s Form 10-Q for the three months ended June 30, 2014, its Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as well as the Company’s other reports filed with the United States Securities and Exchange Commission, which are available at http://www.sec.gov and the Company’s web site at http://www.nuverra.com. As a result of the foregoing considerations and the other limitations of non-GAAP measures described elsewhere herein, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. All forward-looking statements are qualified in their entirety by this cautionary statement. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Source: Nuverra Environmental Solutions

Nuverra Environmental Solutions, Inc.

Liz Merritt, 602-903-7802

VP-Investor Relations & Communications

ir@nuverra.com

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